CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT (this "Agreement") is made by and between Network Lifestyle Radio Corp., a Delaware corporation (the "Company"), and Click2Rewards.com, Inc. (the "Consultant"), and made effective as of the 1st day of January 2002.

                              RECITALS

     A. The Consultant has significant experience in providing consulting services related to the development of marketing strategy and technology solutions to business owners that either are or want to be part of the new e-economy. Under a separate agreement, the Company has or will be acquiring certain computer hardware and various software packages and other intellectual properties (the "Assets") from the Consultant which in effect provides a complete internet multi-level marketing package that consists of a complete on-line sign-up process, database design, tracking and genealogy, website, graphics and overall program development.

     B. The Company has a business model under which the Company markets and promotes products and services, using a unique marketing system developed by the Company (the "Business").

     C. The Company wishes to retain the services of Consultant and Consultant wishes to provide services to the Company as a consultant on certain matters related to the implementation and customization of the Assets in assisting in the development and execution of the Company's business plan, on behalf of the Company.

     D. The Company and Consultant intend that neither their relationship nor any provision of this Agreement shall be interpreted as creating an employer-employee, master-servant, agency, partnership or joint venture relationship between them, and that Consultant will conduct the services specified under this Agreement as an independent contractor.

                              AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

  Consulting Services and Hours Required.

            (a) Consultant agrees to provide the Company with such services or advice, analysis and expertise regarding the implementation and customization of the Assets as it relates to the promotional, marketing, financial, operational, developmental or other aspects of the Business (the "Services").

          (b) Consultant agrees to provide the aggregate number of hours of Service during the term of this Agreement to fulfill their responsibilities as reasonably requested by the board of directors.

          (c) Consultant agrees that the services will be provided solely by Michael Hanson and Edward Yau.

  2. Compensation. As consideration for the performance of the Services by consultant in accordance with the terms of this Agreement, the Company shall pay Consultant as follows:

         (a)  the amount of USD$11,000.00 per month in arrears;

         (b) the Company's parent company, MicroAccel, Inc. (the "Parent") shall grant to the Consultant 80,000 incentive stock options to purchase common shares of the Company pursuant to its Stock Option Plan and at a price and with such vesting provisions as to be determined by the Board of Directors of the Parent;

         (c) the amount of USD$7.50 per initial sign-up of the Company's Technology Package @US$99 sales members (the "Members") for a period of three years beginning the date of this Agreement (the "Sign-Up Fee"). The
Sign-Up Fee shall be paid by NLR to the Consultant on a monthly basis in arrears with the initial payment to commence June 30, 2002 for the period ended May 31, 2002;

         (d) the amount of USD$3.00 per month for each web site hosted by the Company for its members up to and including the 10,000th member for a period of three years beginning the date of this Agreement;

         (e) the amount of USD$1.50 per month for each web site hosted by the Company for its 10,001 to and including its 25,000th member for a period of three years beginning the date of this Agreement;

         (f) the amount of USD$0.75 per month for each web site hosted by the Company for every member in excess of its 25,000th member for a period of three years beginning the date of this Agreement. All amounts due to the Consultant pursuant to paragraphs 2(d), (e) and (f) herein, shall be paid by NLR to the Consultant on a monthly basis in arrears with the initial payment to commence June 30, 2002 for the period ended May 31, 2002.

     3.   Office Space and Expenses.    Consultant shall be performing the
Services at sites to be determined by NLR. The Company agrees to reimburse Consultant for all reasonable travel and business expenses incurred by Consultant in connection with the performance of the documentation to the Company may be reasonably requested ("Expenses").

     4. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year unless renewed pursuant to Paragraph 10 (the "Term").

     5. Benefits: Insurance. Consultant is not an employee of the Company and is not entitled to participate in any plans, arrangements, or distributions by the Company for its employees including, but not limited to, pension, profit sharing, bonus, medical insurance, dental insurance, life insurance, disability insurance, vacation and/or sick leave plans or arrangements. Consultant hereby waives any right he may subsequently be deemed to have to any such benefits of the Company in the event that his status is characterized in a way that would otherwise entitle him to such benefits.

  Independent Contractor:  Payment of Taxes and Fees:  Qualifications.

            (a) The parties understand and agree that Consultant is an independent contractor engaged in the operation of his own business ant that Consultant shall not be considered an employee, servant or agent of, or partner or venturer with, the Company for any purpose whatsoever. The parties further agree that Consultant has no general authority to enter into any contract, assume any obligations or make any warranties or representations on behalf of the Company except as otherwise specifically authorized by the Company. In addition, Consultant shall not hold himself out or otherwise represent himself as an employee, servant or agent of, or partner of venturer with, the Company.

          (b) To the extent provided by law, Consultant shall have the sole and absolute discretion and judgment as to the manner and means of carrying out his business activities. The Company shall have no right to control or direct and shall in fact exercise no control over Consultant's duties hereunder and shall not have any say in the details or manner in which the duties are carried out. Consultant shall provide proof to the Company, if requested, that he has obtained all necessary licenses, paid all necessary fees, filed all necessary tax returns, paid all income, self employment and excise taxes or other taxes necessary, and filed and paid all premiums necessary and consistent with his status as an independent contractor. Consultant shall hold harmless and defend the Company against all claims, losses and damages arising from or connected with the breach of his obligations under this provision.

          Consultant shall, at his own expense, pay all fees arising out of his performance of this Agreement. Persons performing work for Consultant in accordance with this Agreement are employees of Consultant and Consultant is solely responsible for payment of all payroll taxes, benefits, worker's compensation, trust fund contributions and other deductions, withholdings and contributions under applicable laws and agreements pertaining to other persons performing work for Consultant in accordance with this Agreement. Upon request of the Company, Consultant shall provide proof of having made such payments, contributions, deductions and withholdings. The Company shall not be responsible for any payments, benefits, contributions, deductions or withholdings with regard to employees of Consultant.

          (d) Consultant represents and warrants that Consultant has the expertise, qualifications, training and capability to perform the Services. Consultant is solely responsible for the training of any employees of Consultant assigned to perform services in accordance with this Agreement.


  Confidentiality:  Non-Solicitation/Compete.

            (a) Consultant acknowledges that the Company's business and future success depends on preservation of trade secrets and other confidential, proprietary information concerning the Company, its affiliates, its celebrity sponsors, product or service endorsers, participants in the Company's marketing, nutritional and health care programs and customers ("Secrets"). These Secrets include, without limitation: all business plans and marketing strategies, relationships developed in the course of the Business; information concerning existing and prospective markets and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, designs, specifications, compilations, inventions, improvements, methods, processes, procedures and techniques; provided, however, that the phrase does not include information that (a) was lawfully in Consultant's possession prior to disclosure of such information by the Company; (b) was, or at any time becomes, available in the public domain other than through a violation of this Agreement; (c) is documented by Consultant as having been developed by Consultant outside the scope of Consultant's Service and independently; or (d) is furnished to Consultant by a third party not under an obligation of confidentiality to the Company. Consultant agrees to protect and preserve these Secrets as confidential both during and indefinitely after the term of this Agreement, whether the Secrets are contained in a tangible medium, or merely remembered, whether wholly or partly developed by Consultant or provided to Consultant. Consultant will disclose, in whole or in part, in public or in private, any of these secrets except as specifically directed by the Company.

          (b) Consultant shall neither use nor allow any other person to use any of the Secrets in any way, except for the benefit of the Company. All tangible material containing or in any way disclosing any Secret is the company's exclusive property, shall not be removed from the premises of the Company without specific consent from the Company and shall be returned to the Company on the termination of this Agreement, or at any earlier request of the Company. At such time, Consultant shall also assemble all tangible items of work-in-progress, notes, plans, and other materials related in any way to the Services and shall promptly deliver such material to the Company.

          (c)  During the period beginning on the date hereof and ending one
(1) year after the termination of Consultant's engagement with the Company, the Consultant covenants and agrees that the Consultant shall not:

       directly or indirectly manage, operate, control, serve as a consultant to, be employed by, participate in, own or invest in any business which competes with the Business of the Company (except for the passive ownership of up to 5% of the common stock of any publicly-traded company);

         hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, employee or agent of the Company to alter or discontinue his or her relationship with the Company;

         directly or indirectly solicit, divert, or attempt to solicit, circumvent or divert any customers, celebrity sponsors, participants in the Company's marketing, sales or nutritional programs or business the Company; or

         directly or indirectly solicit, divert, or in any other manner persuade or attempt to persuade any supplier or the Company to alter or discontinue its relationship with the Company.


       The Company and the Consultant agree that this provision does not impose an undue hardship on the Consultant and is not injurious to the public; that this provision is necessary to protect the valuable goodwill and the business of the Company; that the nature of the Consultant's responsibilities with the Company under this Agreement require the Consultant to have access to confidential information which is valuable and confidential to the Company; and that the scope of this Section is reasonable in terms of length and geographic scope.

          (d) Consultant acknowledges and agrees that the covenants contained in this Paragraph 7 shall supplement, rather than replace, any other rights or remedies the Company may have under applicable law for the protection of its properties, trade secrets and Business.

          (e) During the term of this Agreement and for an indefinite period following its termination, Consultant will not directly or indirectly make statements or take actions that tend to disparage the reputation of the Company to third parties. During the term of this Agreement and for an indefinite period following its termination, the executive officers of the Company will not directly or indirectly make statements or take actions which tend to disparage the reputation of the Consultant to third parties, provided, however, that this provision does not in any way restrict the Company from reporting to investors and others or taking action as appropriate in the normal course of business.

     Proprietary Rights. All ownership, copyright, patent, trade secrecy, works, inventions, improvements, discoveries, processes or other properties made or conceived by Consultant during the term of this Agreement (or within six (6) months thereafter) which relate to the Services, or which result from any work performed by Consultant for the Company, or which make use of the Company's services, equipment, supplies, facilities or trade secrets (the "Rights and Properties"), shall be the rights and property solely of the Company, whether developed independently by Consultant or jointly with others, and whether or not the Company uses, registers, or markets the same. Consultant hereby transfers and assigns to the Company all of the foregoing, whether now existing or hereafter coming into existence. Consultant hereby waives any and all "moral rights" that may be applicable to any of the foregoing, for any and all uses, alterations, and exploitation thereof by the Company or its successors, assigns, or licensees.

       Certain Remedies. The harm to the Company from any breach of Consultant's obligations under or related to Paragraphs 7 and 8 may be difficult to determine and may be wholly or partially irreparable. Thus, the Company may enforce such obligations by seeking an injunction as well as by damages and other appropriate relief. Consultant further agrees that any profits made in violation of Paragraphs 7 or 8 shall be held in constructive trust for the Company.

       Renewal: The Agreement may be renewed on written consent of the parties, except for paragraphs 2(b) through to and including 2(f) which shall terminate in accordance with Paragraph 11 below.

       Termination. Except as provided in Paragraph 12, this Agreement and the rights and obligations of the parties hereunder shall immediately terminate upon the expiration of the Term.

       Survival. Notwithstanding the provisions of Paragraph 11, the provisions of Paragraphs 2(c), (d), (e) and (f), 7, 8, 9, 12, 13, 18 and 19 shall survive the termination of this Agreement.

       Savings Clause. If any provision of this agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally constructed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

     Applicable Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THE AGREEMENT SHALL
BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

       Further Assurances. The parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

       Entire Agreement: Amendment. This Agreement expresses the complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior oral and written communications and understandings related thereto. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

       Assignment. The Company may assign its rights, duties, and obligations under this Agreement and, in so doing the assignee will assume the rights, duties and obligations of the Company hereunder. Consultant may not assign any of his rights, duties, or obligations hereunder without the Company's express written consent. Consultant will not use any employees, agents or subcontractors in Consultant's performance of the Services without the prior written consent of the Company and, if such Written consent is given, Consultant shall require each person to execute a written agreement binding such person to the terms of this Agreement.

       Attorney's Fees. In any action brought to enforce or interpret this Agreement, the prevailing party shall be entitled to receive from the other party reasonable attorney's fees and expenses incurred in connection with such action or arbitration.

       Arbitration. All disputes relating to this Agreement and the relationships of the parties hereunder shall be settled and finally determined by mandatory arbitration is Seattle and in accordance with the Rules of Commercial Arbitration of the American Arbitration Association or its successor; or in any case where the American Arbitration Association, or its successor, is not in existence or fails or refuses to act within a reasonably prompt period of time (but in no event exceeding sixty (60) days) from the date a request for arbitration is filed, the arbitration shall proceed in accordance with the laws relating to arbitration then in effect in the State of Washington as the same may be amended or superseded from time to time. The judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be entered in any court having jurisdiction thereof.

       Notices. All notices required or permitted hereunder shall be given in writing and delivered in person, transmitted by facsimile, or sent by registered or certified mail, postage prepaid, or by reliable courier service to the parties at the respective addresses stated below, or to such other
address as a party may subsequently specify.   Notices will be effective upon
the earlier or receipt or the second business day after sending.


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 1st day of January 2002.

CONSULTANT:  Click2Rewards.com, Inc.         COMPANY:  Network Lifestyle Radio
Corp.


By:  /s/ Michael Hanson                      By: /s/ Edward Yau
     ------------------                          --------------
     Michael Hanson                              Edward Yau